Exhibit 5.1

	ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 BakerBotts.com	ABU DHABI AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG	HOUSTON LONDON MOSCOW NEW YORK PALO ALTO RIYADH WASHINGTON
June 27, 2013

079296.0107		TEL +1 713.229.1234 FAX +1 713.229.1522 www.bakerbotts.com

Quanta Services, Inc.

2800 Post Oak Boulevard, Suite 2600

Houston, Texas 77056

Ladies and Gentlemen:

We have acted as counsel to Quanta Services, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of 3,909,110 shares of the Company’s common stock, par value $.00001 per share (“Common Stock”), which shares (the “Shares”) may be sold by the selling stockholders named in the Registration Statement from time to time pursuant to Rule 415 under the Act upon the exchange, retraction or redemption of the exchangeable shares (the “Exchangeable Shares”) of Valard Construction Ltd. as described in the Registration Statement. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of (i) the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended to date (the “Charter Documents”); (ii)the Voting and Exchange Rights Agreement, dated October 22, 2010, among the Company, Quanta Services EC Canada Ltd. (“Quanta EC”), Quanta Services CC Canada Ltd. (“Quanta CC”), Valard Holdings Ltd. (“Valard Holdings”) and Victor Budzinski, as trustee (the “Voting and Exchange Rights Agreement”), and the Support Agreement, dated October 22, 2010, among the Company, Quanta EC, Quanta CC, Valard Holdings and Adam Budzinski (the “Support Agreement” and, together with the Voting and Exchange Rights Agreement, the “Exchangeable Shares Documents”); (iii) corporate records of the Company, including minute books as furnished to us by the Company; (iv) certificates of public officials and of representatives of the Company; and (v) statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates. In giving the opinions below, we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true, correct and complete copies of the originals thereof and that all information submitted to us was accurate and complete. In connection with this opinion, we have assumed that, at the time of issuance of any Shares:

Quanta Services, Inc.	June 27, 2013

(a) each of the Voting and Exchange Rights Agreement and the Support Agreement will have been duly executed and delivered by the Company and the other parties thereto, in each case in the form reviewed by us; and

(b) certificates representing such Shares will have been duly executed, countersigned, registered and delivered, or, if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents; and there will be sufficient shares of Common Stock authorized under the Charter Documents and not otherwise issued or reserved for issuance to permit the issuance of such Shares.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications hereinafter set forth, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the Exchangeable Shares Documents, will be validly issued, fully paid and nonassessable.

The opinions set forth above are limited in all respects to matters of the General Corporation Law of the State of Delaware. We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.